Exhibit 3.17

GARDNER DENVER NASH LLC

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 09:00 AM 01/23/200I

010035127 - 3347198

CERTIFICATE OF INCORPORATION

OF

NASH INDUSTRIES, INC.

ARTICLE I

Name

The name of the corporation is Nash Industries, Inc. (the “Corporation”).

ARTICLE II

Registered Office and Registered Agent

The address of the registered office of the Corporation in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808. The name of the registered agent of the Corporation at such address is Corporation Service Company, in the County of New Castle.

ARTICLE III

Corporate Purpose

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

ARTICLE IV

Capital Stock

The total number of shares of all classes of stock that the Corporation shall have authority to issue is 1,000, all of which shall be shares of Common Stock, par value $.01 per share.

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ARTICLE V

Directors

(1)           Elections of directors of the Corporation need not be by written ballot, except and to the extent provided in the Bylaws of the Corporation.

(2)           To the fullest extent permitted by the General Corporation Law as it now exists and as and as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

ARTICLE VI

Indemnification of Directors, Officers and Others

(1)           The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(2)              The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the

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court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(3)           To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (1) and (2) of this Article VI, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(4)           Any indemnification under Sections (1) and (2) of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth is such Sections (1) and (2). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders.

(5)           Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation authorized in this Article VI. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

(6)           The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(7)           The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of Section 145 of the General Corporation Law.

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(8)           For purposes of this Article VI, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(9)           For purposes of this Article VI, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VI.

(10)        The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VII

Bylaws

The directors of the Corporation shall have the power to adopt, amend or repeal Bylaws.

ARTICLE VIII

Reorganization

Whenever a compromise or arrangement is proposed between this Corporation and its and creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the

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case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation us a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ARTICLE IX

Personal Liability of Directors or Officials

A director or any officer of the Corporation shall not be personally liable to the corporation or its stockholders for the breach of any duty owed to the Corporation or its stockholders except to the extent that in exemption from personal liability is not permitted by the General Corporation Law of the State of Delaware.

ARTICLE X

Amendment

The Corporation reserves the right to amend, alter, change or repeal any provision of this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred on stockholders in this Certificate of Incorporation are subject to this reservation.

ARTICLE XI

Incorporator

The name and mailing address of the sole incorporator is as follows:

Name	Mailing Address
Alexandra R. Palmer	Shearman & Sterling
599 Lexington Avenue
New York, NY 10022

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I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate of Incorporation, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 23rd day of January, 2001.

/s/ Alexandra E. Palmer

Alexandra R. Palmer

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STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 09:00 AM 07/26/2001

010366447 - 3347198

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO

A LIMITED LIABILITY COMPANY

PURSUANT TO SECTION 266

OF THE DELAWARE GENERAL

CORPORATION LAW AND

SECTION 18-214 OF THE DELAWARE

LIMITED LIABILITY COMPANY ACT

1.            The name of the corporation immediately prior to filing this Certificate is Nash Industries, Inc.

2.            The date the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware is January 23, 2001.

3.            The original name of the corporation as set forth in the Certificate of Incorporation is Nash Industries, Inc.

4.            The name of the limited liability company as set forth in the Certificate of Formation is Nash Industries, L.L.C.

5.            The conversion has been approved in accordance with the provisions of Section 266 of the Delaware General Corporation Law and Section 18-214 of the Delaware Limited Liability Company Act.

By /s/ John M. Hayes

John M. Hayes
Secretary

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 09:00 AM 07/26/2001

010366447 - 3347198

CERTIFICATE OF FORMATION

OF

NASH INDUSTRIES, L.L.C.

This Certificate of Formation of NASH INDUSTRIES. L.L.C. (the “Company”), dated as of June 30, 2001, is being duly executed and tiled by John Hayes, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (Del. Code Ann. Tit. 6, §§ 18 201).

FIRST. The name of the limited liability company formed hereby is NASH INDUSTRIES, L.L.C.

SECOND. The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

THIRD. The name and address of the registered agent for service of process on the Company in the State of Delaware are c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

IN WITNESS WHEREOF, the undersigned has executed and filed this Certificate of Formation as of the date first above written.

By /s/ John M. Hayes

John M. Hayes
Authorized Person

CERTIFICATE OF AMENDMENT

OF

Nash Industries, L.L.C.

1.	The name of the limited liability company is Nash Industries, L.L.C.

2.            The Certificate of Formation of the limited liability company is hereby amended to change the name of the limited liability company to affect the foregoing. Article One of the Certificate of Formation is hereby amended to read as follows:

“FIRST. The name of the limited liability company formed hereby is nash_elmo Industries, L.L.C.”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Nash Industries, L.L.C. this 29th day of May, 2002.

/s/ John M. Hayes

John M. Hayes, Authorized Person

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 04:30 PM 05/29/2002

020344494 - 3347198

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC LIMITED LIABILITY COMPANIES

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Act (the “Act”), the undersigned limited liability company, Gardner Denver Nash LLC, executed the following Certificate of Merger:

FIRST: The name of the surviving limited liability company is Gardner Denver Nash LLC, and the name of the limited liability company being merged into this surviving limited liability company is Gardner Denver Nash Holdings LLC. Each of the constituent companies is a Delaware limited liability company.

SECOND: An Agreement and Plan of Merger (the “Agreement of Merger”) has been approved, adopted, certified, executed and acknowledged by each of the constituent limited liability companies in accordance with Section 18-209 of the Act.

THIRD: The name of the surviving limited liability company is “Gardner Denver Nash LLC”.

FOURTH: The merger is to become effective as of 12:01 a.m. (C.S.T.) on May 12, 2005.

FIFTH: The Agreement of Merger is on file at 1800 Gardner Expressway, Quincy, Illinois 62305, the place of business of the sole member of the surviving limited liability company.

SIXTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of the constituent limited liability companies.

IN WITNESS WHEREOF, said surviving limited liability company has caused this Certificate of Merger to be signed by an authorized person, the 11th day of May, 2005.

GARDNER DENVER NASH LLC

By:

Name:	Tracy D. Pagliara
Title:	Vice President and Secretary

Certificate of Amendment to Certificate of Formation

Of

GARDNER DENVER NASH HOLDINGS LLC

It is hereby certified that:

1.            The name of the limited liability company (hereinafter called the “limited liability company”) is GARDNER DENVER NASH HOLDINGS LLC.

2.            The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.”

Executed on April 4, 2005.

Tracy D. Pagliara, Authorized Person

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

NASH_ELMO INDUSTRIES, L.L.C.

The undersigned, being the sole Manager of nash_elmo Industries, L.L.C. (hereinafter called the “Company”), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware (the “Act”), does hereby certify for and on behalf of the Company that:

1.	The name of the Company is nash_elmo Industries, L.L.C.

2.            The certificate of formation of the company is hereby amended by striking out Article One thereof and by substituting in lieu of said Article One the following new Article:

“1.          The name of the limited liability company is Gardner Denver Nash LLC (the “Company”).”

IN WITNESS WHEREOF, the undersigned Manager has executed this Certificate on the 1st day of April, 2005.

NASH_ELMO HOLDINGS LLC

By:               /s/ Tracy d. Pagliara

Name:	Tracy D. Pagliara

Title: Vice President and Assistant Secretary